Earnings Release

Mastercard Incorporated Reports
Fourth-Quarter and Full-Year 2017 Financial Results

•	Fourth-quarter net income of $227 million, or $0.21 per diluted share, including $981 million, or $0.92 per diluted share in special items, primarily due to U.S. tax reform

•	Fourth-quarter adjusted net income of $1.2 billion, or $1.14 per adjusted diluted share

•	Fourth-quarter net revenues of $3.3 billion, or an increase of 20%

•	Fourth-quarter gross dollar volume up 13% and purchase volume up 13%

Purchase, NY - February 1, 2018 - Mastercard Incorporated (NYSE: MA) today announced financial results for the fourth quarter and full year of 2017.

“We’re pleased to have finished 2017 with strong results for the quarter and full year, driven by the solid execution of our strategy,” said Ajay Banga, Mastercard president and CEO. “Our ongoing investments in digital and safety and security, combined with our recent acquisitions, position us well to continue to grow our core business and capture new payment flows.”

Quarterly Results

Summary of Fourth-Quarter Operating Results Amounts in billions ($), except per share data			Increase / (Decrease)
	Q4 2017	Q4 2016	Reported GAAP	Currency-neutral
Net revenue	$3.3	$2.8	20%	18%
Operating expenses	$1.8	$1.4	28%	26%
Operating income	$1.5	$1.4	12%	9%
Operating margin	46.0%	49.4%	(3.4) ppt	(3.5) ppt
Effective income tax rate	84.7%	28.8%	55.9 ppt	56.0 ppt
Net income	$0.2	$0.9	(76)%	(76)%
Diluted earnings per share	$0.21	$0.86	(76)%	(76)%

Summary of Fourth-Quarter Non-GAAP Results[1] Amounts in billions ($), except per share data			Increase / (Decrease)
	Q4 2017	Q4 2016	As adjusted	Currency-neutral
Net revenue	$3.3	$2.8	20%	18%
Adjusted operating expenses	$1.6	$1.4	17%	15%
Adjusted operating margin	51.0%	49.8%	1.2 ppt	1.1 ppt
Adjusted effective income tax rate	26.8%	28.7%	(1.9) ppt	(1.9) ppt
Adjusted net income	$1.2	$0.9	28%	25%
Adjusted diluted earnings per share	$1.14	$0.86	33%	30%

1 The Summary of Non-GAAP Results excludes the impact of special items (“special items”) and/or foreign currency. See Non-GAAP reconciliations on page 12 for further information on the special items, the impact of foreign currency and the reconciliation to U.S. GAAP reported amounts.

-more-

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The following additional details are provided to aid in understanding Mastercard’s fourth-quarter 2017 results, versus the year-ago period:

•	Net revenue growth increased 20% as reported and 18% on a currency-neutral basis, driven by the impact of the following factors:

◦	An increase in switched transactions of 17%, to 17.7 billion;

◦	An increase in cross-border volumes of 17% on a local currency basis;

◦	A 13% increase in gross dollar volume, on a local currency basis, to $1.4 trillion; and

◦	Acquisitions, primarily Vocalink, contributed 3 percentage points to this growth.

◦	These increases were partially offset by an increase in rebates and incentives, primarily due to new and renewed agreements and increased volumes.

•
Total operating expenses increased 28%. Excluding special items, total adjusted operating expenses increased 15% on a currency-neutral basis. This includes an 8 percentage point impact from acquisitions, primarily Vocalink. The remainder is mostly related to continued investments in strategic initiatives.

•
Other income (expense) was favorable, primarily due to the lapping of impairment charges taken in the same period last year, partially offset by higher interest expense related to the company’s debt issuance in November 2016.

•
The higher effective tax rate of 84.7% in the fourth quarter of 2017 was primarily due to the U.S. Tax Cuts and Jobs Act. Excluding special items, the lower adjusted effective tax rate of 26.8% was primarily due to a more favorable geographic mix of taxable earnings and the impact of non-recurring deductions, partially offset by a lower U.S. foreign tax credit benefit.

•	As of December 31, 2017, the company’s customers had issued 2.4 billion Mastercard and Maestro-branded cards.

Return of Capital to Shareholders

During the fourth quarter of 2017, Mastercard repurchased approximately 6.9 million shares at a cost of $1 billion and paid $233 million in dividends. Quarter-to-date through January 30, the company repurchased an additional 1.8 million shares at a cost of $287 million, which leaves $5 billion remaining under current repurchase program authorizations.

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Full-Year 2017 Results

Summary of Full-Year Operating Results Amounts in billions ($), except per share data			Increase / (Decrease)
	FY 2017	FY 2016	Reported GAAP	Currency- neutral
Net revenue	$12.5	$10.8	16%	15%
Operating expenses	$5.9	$5.0	17%	17%
Operating income	$6.6	$5.8	15%	14%
Operating margin	53.0%	53.5%	(0.5) ppt	(0.6) ppt
Effective income tax rate	40.0%	28.1%	11.9 ppt	11.9 ppt
Net income	$3.9	$4.1	(4)%	(5)%
Diluted earnings per share	$3.65	$3.69	(1)%	(2)%

Summary of Full-Year Non-GAAP Results[1] Amounts in billions ($), except per share data			Increase / (Decrease)
	FY 2017	FY 2016	As adjusted	Currency-neutral
Net revenue	$12.5	$10.8	16%	15%
Adjusted operating expenses	$5.7	$4.9	16%	16%
Adjusted operating margin	54.4%	54.5%	(0.1) ppt	(0.2) ppt
Adjusted effective income tax rate	26.8%	28.1%	(1.3) ppt	(1.3) ppt
Adjusted net income	$4.9	$4.1	18%	17%
Adjusted diluted earnings per share	$4.58	$3.77	21%	21%

1 The Summary of Non-GAAP Results excludes the impact of special items (“special items”) and/or foreign currency. See Non-GAAP reconciliations on page 12 for further information on the special items, the impact of foreign currency and the reconciliation to U.S. GAAP reported amounts.

The following additional details are provided to aid in understanding Mastercard’s full-year 2017 results, versus the year-ago period:

•	Net revenue growth for the twelve months ended December 31, 2017 increased 16%, or 15% on a currency-neutral basis, driven by the impact of the following factors:

◦	An increase in switched transactions of 17%, to 65 billion;

◦	An increase in cross-border volumes of 15% on a local currency basis;

◦	An 10% increase in gross dollar volume, on a local currency basis and adjusting for the impact of recent EU regulatory changes, to $5.2 trillion; and

◦	Acquisitions, primarily Vocalink, contributed 2 percentage points to this growth.

◦	These increases were partially offset by an increase in rebates and incentives, primarily due to new and renewed agreements and increased volumes.

•
Total operating expenses increased 17%. Excluding the special items, total adjusted operating expenses increased 16% on a currency-neutral basis, which includes a 6 percentage point impact from acquisitions, primarily Vocalink. Other factors contributing to the increase were continued investments in strategic initiatives as well as foreign exchange-related charges.

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•
Other income (expense) was favorable, primarily due to the lapping of impairment charges taken last year and a gain relating to an investment in the current year, and was partially offset by higher interest expense related to the company’s debt issuance in November 2016.

•
The higher effective tax rate of 40% for the full year of 2017 was primarily due to the U.S. Tax Cuts and Jobs Act. Excluding special items, the lower adjusted effective tax rate of 26.8% was primarily due to a more favorable geographic mix of taxable earnings, partially offset by a lower U.S. foreign tax credit benefit.

Return of Capital to Shareholders

For the full year of 2017, Mastercard repurchased approximately 30 million shares at a cost of $3.8 billion and paid $942 million in dividends.

Fourth-Quarter and Full-Year Financial Results Conference Call Details

At 9:00 a.m. ET today, the company will host a conference call to discuss its fourth-quarter and full-year financial results.

The dial-in information for this call is 844-579-6824 (within the U.S.) and 763-488-9145 (outside the U.S.), and the passcode is 8653439. A replay of the call will be available for 30 days and can be accessed by dialing 855-859-2056 (within the U.S.) and 404-537-3406 (outside the U.S.), using passcode 8653439.

This call can also be accessed through the Investor Relations section of the company’s website at  www.mastercard.com/investor. Presentation slides used on this call will also be available on the website.

Non-GAAP Financial Information

The company has presented certain financial data that are considered non-GAAP financial measures that are reconciled to their most directly comparable GAAP measures in the accompanying tables.

The presentation of growth rates on a currency-neutral basis represent a non-GAAP measure and are calculated by remeasuring the prior period’s results using the current period’s exchange rates for both the translational and transactional impacts in our operating results.

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About Mastercard Incorporated

Mastercard (NYSE: MA), www.mastercard.com, is a technology company in the global payments industry.  Our global payments processing network connects consumers, financial institutions, merchants, governments and businesses in more than 210 countries and territories.  Mastercard products and solutions make everyday commerce activities - such as shopping, traveling, running a business and managing finances - easier, more secure and more efficient for everyone.  Follow us on Twitter @MastercardNews, join the discussion on the Beyond the Transaction Blog and subscribe for the latest news on the Engagement Bureau.

Forward-Looking Statements
This press release contains forward-looking statements pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts may be forward-looking statements. When used in this press release, the words “believe”, “expect”, “could”, “may”, “would”, “will”, “trend” and similar words are intended to identify forward-looking statements. Examples of forward-looking statements include, but are not limited to, statements that relate to Mastercard’s future prospects, developments and business strategies. We caution you to not place undue reliance on these forward-looking statements, as they speak only as of the date they are made. Except for the company’s ongoing obligations under the U.S. federal securities laws, the company does not intend to update or otherwise revise the forward-looking information to reflect actual results of operations, changes in financial condition, changes in estimates, expectations or assumptions, changes in general economic or industry conditions or other circumstances arising and/or existing since the preparation of this press release or to reflect the occurrence of any unanticipated events.
Many factors and uncertainties relating to our operations and business environment, all of which are difficult to predict and many of which are outside of our control, influence whether any forward-looking statements can or will be achieved. Any one of those factors could cause our actual results to differ materially from those expressed or implied in writing in any forward-looking statements made by Mastercard or on its behalf, including, but not limited to, the following factors:

•	payments system-related legal and regulatory challenges (including interchange fees, surcharging and the extension of current regulatory activity to additional jurisdictions or products);

•	the impact of preferential or protective government actions;

•	regulation to which we are subject based on our participation in the payments industry;

•	regulation of privacy, data protection and security;

•	potential or incurred liability and limitations on business resulting from litigation;

•	the impact of competition in the global payments industry (including disintermediation and pricing pressure);

•	the challenges relating to rapid technological developments and changes;

•	the impact of information security failures, breaches or service disruptions on our business;

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•
issues related to our relationships with our financial institution customers (including loss of substantial business from significant customers, competitor relationships with our customers and banking industry consolidation);

•	the impact of our relationships with other stakeholders, including merchants and governments;

•	exposure to loss or illiquidity due to settlement guarantees and other significant third-party obligations;

•
the impact of global economic and political events and conditions (including global financial market activity, declines in cross-border activity, negative trends in consumer spending and the effect of adverse currency fluctuation);

•	reputational impact, including impact related to brand perception, account data breaches and fraudulent activity; and

•	issues related to acquisition integration, strategic investments and entry into new businesses.
For additional information on these and other factors that could cause Mastercard’s actual results to differ materially from expected results, please see the company’s filings with the Securities and Exchange Commission, including the company’s Annual Report on Form 10-K for the year ended December 31, 2016 and any subsequent reports on Forms 10-Q and 8-K.
###
Contacts:
Investor Relations: Warren Kneeshaw or Gina Accordino, investor.relations@mastercard.com, 914-249-4565
Media Relations: Seth Eisen, Seth.Eisen@mastercard.com, 914-249-3153.

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MASTERCARD INCORPORATED
CONSOLIDATED STATEMENT OF OPERATIONS
(UNAUDITED)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2017	2016	2017	2016
	(in millions, except per share data)
Net Revenue	$3,312	$2,756	$12,497	$10,776
Operating Expenses
General and administrative	1,364	983	4,526	3,714
Advertising and marketing	311	308	898	811
Depreciation and amortization	115	92	436	373
Provision for litigation settlements	—	10	15	117
Total operating expenses	1,790	1,393	5,875	5,015
Operating income	1,522	1,363	6,622	5,761
Other Income (Expense)
Investment income	12	11	56	43
Interest expense	(41)	(30)	(154)	(95)
Other income (expense), net	(9)	(33)	(2)	(63)
Total other income (expense)	(38)	(52)	(100)	(115)
Income before income taxes	1,484	1,311	6,522	5,646
Income tax expense	1,257	378	2,607	1,587
Net Income	$227	$933	$3,915	$4,059

Basic Earnings per Share	$0.21	$0.86	$3.67	$3.70
Basic Weighted-Average Shares Outstanding	1,057	1,087	1,067	1,098
Diluted Earnings per Share	$0.21	$0.86	$3.65	$3.69
Diluted Weighted-Average Shares Outstanding	1,063	1,090	1,072	1,101

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MASTERCARD INCORPORATED
CONSOLIDATED BALANCE SHEET
(UNAUDITED)

	December 31, 2017	December 31, 2016
	(in millions, except per share data)
ASSETS
Cash and cash equivalents	$5,933	$6,721
Restricted cash for litigation settlement	546	543
Investments	1,849	1,614
Accounts receivable	1,969	1,416
Settlement due from customers	1,375	1,093
Restricted security deposits held for customers	1,085	991
Prepaid expenses and other current assets	1,040	850
Total Current Assets	13,797	13,228
Property, plant and equipment, net	829	733
Deferred income taxes	250	307
Goodwill	3,035	1,756
Other intangible assets, net	1,120	722
Other assets	2,298	1,929
Total Assets	$21,329	$18,675
LIABILITIES, REDEEMABLE NON-CONTROLLING INTERESTS AND EQUITY
Accounts payable	$933	$609
Settlement due to customers	1,343	946
Restricted security deposits held for customers	1,085	991
Accrued litigation	709	722
Accrued expenses	3,931	3,318
Other current liabilities	792	620
Total Current Liabilities	8,793	7,206
Long-term debt	5,424	5,180
Deferred income taxes	106	81
Other liabilities	1,438	524
Total Liabilities	15,761	12,991

Commitments and Contingencies

Redeemable Non-controlling Interests	71	—

Stockholders’ Equity
Class A common stock, $0.0001 par value; authorized 3,000 shares, 1,382 and 1,374 shares issued and 1,040 and 1,062 outstanding, respectively	—	—
Class B common stock, $0.0001 par value; authorized 1,200 shares, 14 and 19 issued and outstanding, respectively	—	—
Additional paid-in-capital	4,365	4,183
Class A treasury stock, at cost, 342 and 312 shares, respectively	(20,764)	(17,021)
Retained earnings	22,364	19,418
Accumulated other comprehensive income (loss)	(497)	(924)
Total Stockholders’ Equity	5,468	5,656
Non-controlling interests	29	28
Total Equity	5,497	5,684
Total Liabilities, Redeemable Non-controlling Interests and Equity	$21,329	$18,675

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MASTERCARD INCORPORATED
CONSOLIDATED STATEMENT OF CASH FLOWS
(UNAUDITED)

	For the Years Ended December 31,
	2017	2016*	2015*
	(in millions)
Operating Activities
Net income	$3,915	$4,059	$3,808
Adjustments to reconcile net income to net cash provided by operating activities:
Amortization of customer and merchant incentives	1,001	860	764
Depreciation and amortization	437	373	366
Share-based compensation	176	149	122
Tax benefit for share-based payments	—	(48)	(42)
Deferred income taxes	86	(20)	(16)
Venezuela charge	167	—	—
Other	59	29	(81)
Changes in operating assets and liabilities:
Accounts receivable	(445)	(338)	(35)
Settlement due from customers	(281)	(10)	(98)
Prepaid expenses	(1,402)	(1,073)	(802)
Accrued litigation and legal settlements	(15)	17	(63)
Accounts payable	290	145	49
Settlement due to customers	394	66	(186)
Accrued expenses	589	520	325
Long-term taxes payable	577	—	—
Net change in other assets and liabilities	7	(194)	(10)
Net cash provided by operating activities	5,555	4,535	4,101
Investing Activities
Purchases of investment securities available-for-sale	(714)	(957)	(974)
Purchases of investments held-to-maturity	(1,145)	(867)	(918)
Proceeds from sales of investment securities available-for-sale	304	277	703
Proceeds from maturities of investment securities available-for-sale	500	339	542
Proceeds from maturities of investments held-to-maturity	1,020	456	857
Purchases of property, plant and equipment	(300)	(215)	(177)
Capitalized software	(123)	(167)	(165)
Acquisition of businesses, net of cash acquired	(1,175)	—	(584)
Investment in nonmarketable equity investments	(147)	(31)	2
Other investing activities	1	(2)	(1)
Net cash used in investing activities	(1,779)	(1,167)	(715)
Financing Activities
Purchases of treasury stock	(3,762)	(3,511)	(3,518)
Proceeds from debt	—	1,972	1,735
Payment of debt	(64)	—	—
Dividends paid	(942)	(837)	(727)
Tax benefit for share-based payments	—	48	42
Tax withholdings related to share-based payments	(47)	(51)	(58)
Cash proceeds from exercise of stock options	57	37	27
Other financing activities	(6)	(2)	(17)
Net cash used in financing activities	(4,764)	(2,344)	(2,516)
Effect of exchange rate changes on cash and cash equivalents	200	(50)	(260)
Net (decrease) increase in cash and cash equivalents	(788)	974	610
Cash and cash equivalents - beginning of period	6,721	5,747	5,137
Cash and cash equivalents - end of period	$5,933	$6,721	$5,747
* Reclassified to reflect the adoption of Accounting Standards Update No: 2016-09, Improvements to Employee
Share-Based Payment Accounting, which amends ASC Topic 718, Compensation - Stock Compensation.

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MASTERCARD INCORPORATED OPERATING PERFORMANCE

	For the 3 Months Ended December 31, 2017
	GDV (Bil.)	Growth (USD)	Growth (Local)	Purchase Volume (Bil.)	Growth (Local)	Purchase Trans. (Mil.)	Purchase Trans. Growth	Cash Volume (Bil.)	Growth (Local)	Cash Trans. (Mil.)	Cards (Mil.)
All Mastercard Credit, Charge and Debit Programs
APMEA	$435	14.7%	12.6%	$297	11.1%	4,898	17.9%	$138	16.0%	1,466	707
Canada	43	15.1%	9.6%	42	9.9%	599	10.3%	2	2.2%	5	53
Europe	413	22.8%	15.9%	266	17.5%	6,451	25.7%	147	13.2%	998	478
Europe Adj for Article 8			17%		20%		28%
Latin America	106	18.3%	16.5%	67	20.7%	2,087	19.8%	39	9.9%	278	176
Worldwide less United States	998	18.4%	14.2%	671	14.4%	14,034	21.3%	326	13.9%	2,747	1,413
WW Less US Adj for Article 8			15%		15%		22%
United States	423	9.2%	9.2%	366	10.0%	6,508	8.4%	56	4.2%	326	412
Worldwide	1,420	15.5%	12.7%	1,038	12.8%	20,542	16.9%	383	12.4%	3,073	1,825
Worldwide Adj for Article 8			13%		13%		17%
Mastercard Credit and Charge Programs
Worldwide less United States	530	13.8%	10.2%	489	11.1%	7,644	13.8%	41	0.9%	183	604
United States	207	10.0%	10.0%	198	10.0%	2,220	7.5%	9	9.3%	9	212
Worldwide	738	12.7%	10.2%	687	10.8%	9,864	12.3%	50	2.3%	192	816
Mastercard Debit Programs
Worldwide less United States	467	24.0%	19.2%	182	24.3%	6,390	31.6%	285	16.1%	2,564	810
United States	215	8.4%	8.4%	168	9.9%	4,288	8.8%	47	3.2%	317	200
Worldwide	682	18.6%	15.5%	350	17.0%	10,677	21.4%	332	14.1%	2,881	1,009
	For the 12 Months Ended December 31, 2017
	GDV (Bil.)	Growth (USD)	Growth (Local)	Purchase Volume (Bil.)	Growth (Local)	Purchase Trans. (Mil.)	Purchase Trans. Growth	Cash Volume (Bil.)	Growth (Local)	Cash Trans. (Mil.)	Cards (Mil.)
All Mastercard Credit, Charge and Debit Programs
APMEA	$1,613	9.0%	9.6%	$1,095	9.6%	18,063	22.4%	$519	9.5%	5,473	707
Canada	157	12.7%	10.1%	150	10.9%	2,254	11.2%	7	-4.1%	22	53
Europe	1,476	9.8%	9.6%	943	8.3%	23,057	15.2%	532	11.9%	3,782	478
Europe Adj for Article 8			16%		18%		25%
Latin America	383	17.5%	15.6%	240	19.0%	7,565	17.7%	142	10.2%	1,053	176
Worldwide less United States	3,629	10.3%	10.2%	2,429	10.0%	50,938	17.9%	1,200	10.5%	10,331	1,413
WW Less US Adj for Article 8			13%		14%		22%
United States	1,613	5.2%	5.2%	1,385	5.7%	24,859	3.6%	228	2.5%	1,330	412
Worldwide	5,242	8.7%	8.6%	3,814	8.4%	75,796	12.8%	1,428	9.2%	11,661	1,825
Worldwide Adj for Article 8			10%		11%		15%
Mastercard Credit and Charge Programs
Worldwide less United States	1,958	8.2%	8.4%	1,798	8.9%	28,424	13.1%	160	3.3%	730	604
United States	780	7.7%	7.7%	743	7.3%	8,337	5.0%	37	16.5%	36	212
Worldwide	2,738	8.1%	8.2%	2,541	8.4%	36,760	11.1%	197	5.6%	765	816
Mastercard Debit Programs
Worldwide less United States	1,671	12.9%	12.4%	630	13.5%	22,514	24.5%	1,040	11.7%	9,601	810
United States	833	3.0%	3.0%	642	3.9%	16,522	2.9%	191	0.2%	1,294	200
Worldwide	2,504	9.4%	9.1%	1,272	8.4%	39,036	14.3%	1,231	9.8%	10,896	1,009
	For the 3 months ended December 31, 2016
	GDV (Bil.)	Growth (USD)	Growth (Local)	Purchase Volume (Bil.)	Growth (Local)	Purchase Trans. (Mil.)	Purchase Trans. Growth	Cash Volume (Bil.)	Growth (Local)	Cash Trans. (Mil.)	Cards (Mil.)
All Mastercard Credit, Charge and Debit Programs
APMEA	$379	4.6%	7.3%	$260	7.9%	4,154	24.5%	$119	6.0%	1,290	615
Canada	38	9.8%	9.5%	36	10.1%	543	11.3%	2	-3.5%	5	48
Europe	336	-2.1%	3.2%	214	-2.7%	5,134	4.0%	123	15.3%	925	432
Europe Adj for Article 8			16%		16%		22%
Latin America	90	8.4%	14.5%	56	16.9%	1,742	14.7%	34	10.8%	264	165
Worldwide less United States	843	2.4%	6.4%	565	4.5%	11,572	12.6%	277	10.5%	2,485	1,260
WW Less US Adj for Article 8			11%		12%		21%
United States	387	2.4%	2.4%	333	2.7%	6,005	1.9%	54	1.1%	324	391
Worldwide	1,230	2.4%	5.1%	898	3.8%	17,577	8.7%	331	8.8%	2,809	1,651
Worldwide Adj for Article 8			8%		8%		14%
Mastercard Credit and Charge Programs
Worldwide less United States	466	2.1%	5.8%	427	6.1%	6,717	11.5%	39	3.0%	189	565
United States	189	4.2%	4.2%	180	3.8%	2,065	3.6%	8	13.3%	9	200
Worldwide	655	2.7%	5.3%	607	5.4%	8,783	9.5%	48	4.7%	199	766
Mastercard Debit Programs
Worldwide less United States	377	2.7%	7.1%	139	—%	4,855	14.2%	238	11.8%	2,295	695
United States	198	0.8%	0.8%	153	1.3%	3,940	0.9%	46	-0.8%	315	191
Worldwide	575	2.0%	4.9%	291	0.7%	8,794	7.8%	284	9.6%	2,610	885
	For the 12 Months ended December 31, 2016
	GDV (Bil.)	Growth (USD)	Growth (Local)	Purchase Volume (Bil.)	Growth (Local)	Purchase Trans. (Mil.)	Purchase Trans. Growth	Cash Volume (Bil.)	Growth (Local)	Cash Trans. (Mil.)	Cards (Mil.)
All Mastercard Credit, Charge and Debit Programs
APMEA	$1,480	6.7%	10.6%	$996	9.7%	14,754	22.5%	$484	12.7%	5,040	615
Canada	140	6.1%	9.6%	133	10.1%	2,027	12.4%	7	1.4%	22	48
Europe	1,344	4.6%	9.5%	878	4.1%	20,012	11.9%	465	21.5%	3,563	432
Europe Adj for Article 8			18%		16%		24%
Latin America	326	1.7%	14.8%	196	15.7%	6,426	13.0%	130	13.4%	1,008	165
Worldwide less United States	3,289	5.3%	10.5%	2,203	7.9%	43,218	15.5%	1,086	16.3%	9,633	1,260
WW Less US Adj for Article 8			14%		12%		21%
United States	1,533	6.0%	6.0%	1,311	6.3%	24,004	7.8%	222	4.2%	1,362	391
Worldwide	4,822	5.5%	9.1%	3,513	7.3%	67,222	12.6%	1,309	14.1%	10,995	1,651
Worldwide Adj for Article 8			11%		10%		16%
Mastercard Credit and Charge Programs
Worldwide less United States	1,810	2.2%	7.1%	1,657	7.6%	25,131	11.6%	153	1.6%	741	565
United States	724	6.4%	6.4%	693	6.2%	7,942	8.1%	32	10.9%	37	200
Worldwide	2,534	3.4%	6.9%	2,349	7.2%	33,073	10.7%	184	3.1%	778	766
Mastercard Debit Programs
Worldwide less United States	1,479	9.4%	15.1%	546	8.8%	18,087	21.4%	934	19.1%	8,892	695
United States	809	5.6%	5.6%	618	6.4%	16,063	7.6%	191	3.2%	1,325	191
Worldwide	2,288	8.0%	11.6%	1,164	7.5%	34,149	14.5%	1,124	16.1%	10,217	885

APMEA = Asia Pacific / Middle East / Africa
Note that the figures in the preceding tables may not sum due to rounding; growth represents change from the comparable year-ago period

Mastercard Incorporated - Page 11

Footnote

The tables set forth the gross dollar volume (“GDV”), purchase volume, cash volume and the number of purchase transactions, cash transactions and cards on a regional and global basis for Mastercard™-branded cards. Growth rates over prior periods are provided for volume-based data.

Debit transactions on Maestro® and Cirrus®-branded cards and transactions involving brands other than Mastercard are not included in the preceding tables.

For purposes of the table: GDV represents purchase volume plus cash volume and includes the impact of balance transfers and convenience checks; “purchase volume” means the aggregate dollar amount of purchases made with Mastercard-branded cards for the relevant period; and “cash volume” means the aggregate dollar amount of cash disbursements obtained with Mastercard-branded cards for the relevant period. The number of cards includes virtual cards, which are Mastercard-branded payment accounts that do not generally have physical cards associated with them.

The Mastercard payment product is comprised of credit, charge, debit and prepaid programs, and data relating to each type of program is included in the tables. Debit programs include Mastercard-branded debit programs where the primary means of cardholder validation at the point of sale is for cardholders either to sign a sales receipt or enter a PIN. The tables include information with respect to transactions involving Mastercard-branded cards that are not switched by Mastercard and transactions for which Mastercard does not earn significant revenues.

Information denominated in U.S. dollars is calculated by applying an established U.S. dollar/local currency exchange rate for each local currency in which Mastercard volumes are reported. These exchange rates are calculated on a quarterly basis using the average exchange rate for each quarter. Mastercard reports period-over-period rates of change in purchase volume and cash volume on the basis of local currency information, in order to eliminate the impact of changes in the value of foreign currencies against the U.S. dollar in calculating such rates of change.

The data set forth in the GDV, purchase volume, purchase transactions, cash volume and cash transactions columns is provided by Mastercard customers and is subject to verification by Mastercard and partial cross-checking against information provided by Mastercard’s transaction switching systems. The data set forth in the cards columns is provided by Mastercard customers and is subject to certain limited verification by Mastercard. A portion of the data set forth in the cards columns reflects the impact of routine portfolio changes among customers and other practices that may lead to over counting of the underlying data in certain circumstances. All data is subject to revision and amendment by Mastercard’s customers subsequent to the date of its release.

Performance information for prior periods can be found in the “Investor Relations” section of the Mastercard website at www.mastercard.com/investor.

Mastercard Incorporated - Page 12

Non-GAAP Reconciliations

	Three Months Ended December 31, 2017
	Operating expenses	Operating margin	Effective income tax rate	Net income	Diluted earnings per share
	($ in millions, except per share data)
Reported - GAAP	$1,790	46.0%	84.7%	$227	$0.21
Tax Act Impact [1]	**	**	(58.8)%	873	0.82
Venezuela Charge [2]	(167)	5.0%	0.9%	108	0.10
Non-GAAP	$1,623	51.0%	26.8%	$1,208	$1.14

	Three Months Ended December 31, 2016
	Operating expenses	Operating margin	Effective income tax rate	Net income	Diluted earnings per share
	($ in millions, except per share data)
Reported - GAAP	$1,393	49.4%	28.8%	$933	$0.86
U.K. Merchant Litigation Provision [4]	(10)	0.4%	(0.1)%	7	0.01
Non-GAAP	$1,383	49.8%	28.7%	$940	$0.86

	Twelve Months Ended December 31, 2017
	Operating expenses	Operating margin	Effective income tax rate	Net income	Diluted earnings per share
	($ in millions, except per share data)
Reported - GAAP	$5,875	53.0%	40.0%	$3,915	$3.65
Tax Act Impact [1]	**	**	(13.4)%	873	0.81
Venezuela Charge [2]	(167)	1.3%	0.2%	108	0.10
Canadian Merchant Litigation Provision [3]	(15)	0.1%	—%	10	0.01
Non-GAAP	$5,693	54.4%	26.8%	$4,906	$4.58

	Twelve Months Ended December 31, 2016
	Operating expenses	Operating margin	Effective income tax rate	Net income	Diluted earnings per share
	($ in millions, except per share data)
Reported - GAAP	$5,015	53.5%	28.1%	$4,059	$3.69
U.K. Merchant Litigation Provision [4]	(117)	1.0%	—%	85	0.08
Non-GAAP	$4,898	54.5%	28.1%	$4,144	$3.77

Mastercard Incorporated - Page 13

The following tables represent the reconciliation of our growth rates reported under U.S. GAAP to our Non-GAAP growth rates, adjusted for special items and foreign currency:

	Three Months Ended December 31, 2017 as compared to the Three Months Ended December 31, 2016
	Increase/(Decrease)
	Net revenue	Operating expenses	Operating margin	Effective income tax rate	Net income	Diluted earnings per share
Reported - GAAP	20%	28%	(3.4) ppt	55.9 ppt	(76)%	(76)%
Tax Act Impact [1]	**	**	**	(58.8) ppt	93%	98%
Venezuela Charge [2]	**	(12)%	5.0 ppt	0.9 ppt	12%	12%
U.K. Merchant Litigation Provision [4]	**	1%	(0.4) ppt	– ppt	(1)%	(1)%
Non-GAAP	20%	17%	1.2 ppt	(1.9) ppt	28%	33%
Foreign currency [5]	(3)%	(2)%	(0.1) ppt	- ppt	(3)%	(3)%
Non-GAAP - currency-neutral	18%	15%	1.1 ppt	(1.9) ppt	25%	30%

	Year Ended December 31, 2017 as compared to the Year Ended December 31, 2016
	Increase/(Decrease)
	Net revenue	Operating expenses	Operating margin	Effective income tax rate	Net income	Diluted earnings per share
Reported - GAAP	16%	17%	(0.5) ppt	11.9 ppt	(4)%	(1)%
Tax Act Impact [1]	**	**	**	(13.4) ppt	21%	22%
Venezuela Charge [2]	**	(3)%	1.3 ppt	0.2 ppt	3%	3%
Canadian Merchant Litigation Provision [3]	**	—%	0.1 ppt	– ppt	—%	—%
U.K. Merchant Litigation Provision [4]	**	3%	(1.1) ppt	– ppt	(2)%	(3)%
Non-GAAP	16%	16%	(0.1) ppt	(1.3) ppt	18%	21%
Foreign currency [5]	(1)%	(1)%	(0.1) ppt	– ppt	(1)%	1%
Non-GAAP - currency-neutral	15%	16%	(0.2) ppt	(1.3) ppt	17%	21%
Note: Tables may not sum due to rounding.
** Not applicable
1 Impact of the Tax Cuts and Jobs Act (“Tax Act Impact”) recognized in Q4’17 of $873 million ($0.82 per diluted share for Q4’17, or $0.81 per diluted share for FY’17).
2 Impact of the deconsolidation of our Venezuelan subsidiaries (“Venezuela Charge”) in Q4’17 of $167 million ($108 million after tax, or $0.10 per diluted share).
3 Impact of a provision for litigation in Q1’17 of $15 million ($10 million after tax, or $0.01 per diluted share), relating to a settlement for Canadian merchant litigation (“Canadian Merchant Litigation Provision”).
4 Impact of a provision for litigation in Q2’16 of $107 million ($78 million after-tax, or $0.07 per diluted share), and in Q4’16 of $10 million ($7 million after-tax, or $0.01 per diluted share), relating to the U.K. Merchant Litigation Provision (“U.K. Merchant Litigation Provision”).
5 Represents the foreign currency translational and transactional impact.

Mastercard Incorporated - Page 14

Article 8 Impacts on Europe and Worldwide GDV and Purchase Volume Growth Rates

	Growth (Local Currency)
	2016Q1	2016Q2	2016Q3	2016Q4	2017Q1	2017Q2	2017Q3	2017Q4	FY2016	FY2017
GDV
Europe as reported	18%	14%	4%	3%	1%	5%	15%	16%	10%	10%
Europe normalized for Article 8	20%	19%	17%	16%	14%	15%	16%	17%	18%	16%

Worldwide as reported	13%	11%	7%	5%	5%	6%	10%	13%	9%	9%
Worldwide normalized for Article 8	14%	13%	10%	8%	8%	9%	11%	13%	11%	10%

Purchase Volume
Europe as reported	14%	9%	(3)%	(3)%	(3)%	2%	16%	18%	4%	8%
Europe normalized for Article 8	16%	15%	16%	16%	17%	17%	19%	20%	16%	18%

Worldwide as reported	12%	9%	5%	4%	4%	6%	11%	13%	7%	8%
Worldwide normalized for Article 8	12%	11%	9%	8%	9%	9%	11%	13%	10%	11%

Note: Article 8 of the EU Interchange Fee Regulation related to card payments that became effective June 9, 2016 states that a network can no longer charge fees on domestic EEA payment transactions that do not use its payment brand. Prior to that, Mastercard collected a de minimis assessment fee in a few countries, particularly France, on transactions with Mastercard co-badged cards if the brands of domestic networks (as opposed to Mastercard) were used. As a result, the non-Mastercard co-badged volume is no longer being included.

To aid in understanding the underlying trends in the business, the table above reflects adjusted growth rates for the impact of Article 8, by eliminating the related co-badged volumes.